                                                                   Exhibit 99.7


                          WESTERN MULTIPLEX CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 26, 2002

         The undersigned hereby appoints Jonathan N. Zakin and Nancy B. Huber, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A Common Stock of Western Multiplex Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Western Multiplex Corporation to be held at the Sheraton Hotel, 1108 North Mathilda Avenue, Sunnyvale, California on Tuesday, March 26, 2002 at 11:00 a.m., Pacific Standard Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

         Unless a contrary direction is indicated, this Proxy will be voted for the Proposal, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.






                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                     SEE REVERSE
                                                                         SIDE

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE




                                                                                    FOR     AGAINST     ABSTAIN
PROPOSAL:   To approve the issuance of shares of Western Multiplex's Class A        [ ]       [ ]         [ ]
            Common Stock pursuant to the Agreement and Plan of Reorganization, dated January 16, 2002, among Western Multiplex Corporation,
            Walnut-Pine Merger Corp., a wholly owned subsidiary of Western
            Multiplex Corporation, and Proxim, Inc.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.












SIGNATURE(S)___________________________________________ DATE _____________, 2002
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.